Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2025

DALLAS — (BUSINESS WIRE) July 24, 2025 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2025. Hilltop produced income to common stockholders of $36.1 million, or $0.57 per diluted share, for the second quarter of 2025, compared to $20.3 million, or $0.31 per diluted share, for the second quarter of 2024. Hilltop’s financial results for the second quarter, compared with the same period in 2024, primarily included a reversal of credit losses and an increase in net interest income within the banking segment, net revenues and noninterest expenses increased within the broker-dealer segment, and the mortgage origination segment had declines in net interest expense, noninterest income and noninterest expense.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on August 29, 2025, to all common stockholders of record as of the close of business on August 15, 2025. Additionally, during the second quarter of 2025, Hilltop paid $34.9 million to repurchase an aggregate of 1,157,396 shares of its common stock at an average price of $30.17 per share pursuant to the 2025 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

Furthermore, in July 2025, the Hilltop Board of Directors authorized, subject to non-objection from the Board of Governors of the Federal Reserve, an increase to the aggregate amount of common stock that Hilltop may repurchase under the aforementioned stock repurchase program to $135.0 million, an increase of $35.0 million. As a result of share repurchases during 2025, Hilltop has approximately $67 million of available share repurchase capacity, subject to non-objection with respect to the additional $35.0 million, through the expiration of the 2025 stock repurchase program in January 2026.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2025 will depend in part on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, changes in the political environment, the impact of tariffs and reciprocal tariffs, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “During the second quarter of 2025, Hilltop delivered a 1% return on average assets and returned $47 million to stockholders through dividends and share repurchases. PlainsCapital Bank’s net interest margin expanded by 19 basis points as we continued to proactively manage deposit costs and benefited from a higher repricing of earning assets. HilltopSecurities produced a 5% year-over-year improvement in net revenue and a pre-tax margin of 5.8% in the face of a highly volatile quarter from long-term interest rates. PrimeLending had pre-tax income of $3.2 million on $2.4 billion of mortgage origination volume while operating in a persistently challenging home buying market. Notably, PrimeLending’s operating results include a one-time pre-tax benefit of $9.5 million associated with prior legal settlements. As we move into the second half of the year, we will continue to prioritize protecting our balance sheet and executing on our strategic priorities in order to create long-term stockholder value.”

Second Quarter 2025 Highlights for Hilltop:

●	The reversal of credit losses was $7.3 million during the second quarter of 2025, compared to a provision for credit losses of $9.3 million in the first quarter of 2025 and a provision for credit losses of $10.9 million in the second quarter of 2024;
o	The reversal of credit losses during the second quarter of 2025 was primarily driven by changes in the U.S. economic outlook associated with collectively evaluated loans, loan portfolio changes and net charge-offs, partially offset by a build in the allowance related to specific reserves, including changes in loan mix and risk rating grade migration, within the banking segment, since the prior quarter.

●	On May 15, 2025, Hilltop redeemed all of its outstanding 5.75% Subordinated Notes due 2030 at a redemption price equal to the aggregate principal amount of $50 million, plus accrued and unpaid interest using cash on hand.
●	Noninterest income for the second quarter of 2025 included an aggregate of $6.1 million associated with the net effects of the receipt of $9.5 million by the mortgage origination segment from prior legal settlements and net downward adjustments to the preliminary pre-tax gain of $3.4 million from the sale of operations by the merchant bank equity investment;
o	The aggregate preliminary pre-tax gain of $27.1 million ($21.0 million net of tax) associated with the sale of operations by a merchant bank equity investment is subject to change given customary post-closing adjustments, changes in the market value of the stock consideration included in transaction given certain restrictions, and liquidation of the investment vehicle.
●	For the second quarter of 2025, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $80.7 million, compared to $92.9 million in the second quarter of 2024, a 13.1% decrease;
o	Mortgage loan origination production volume was $2.4 billion during both the second quarter of 2025 and the second quarter of 2024;
o	Net gains from mortgage loans sold to third parties, including broker fee income, increased to 233 basis points during the second quarter of 2025, compared to 232 basis points in the first quarter of 2025.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the second quarter of 2025 were 0.98% and 6.62%, respectively, compared to 0.59% and 3.84%, respectively, for the second quarter of 2024;
●	Hilltop’s book value per common share increased to $34.90 at June 30, 2025, compared to $34.29 at March 31, 2025;
●	Hilltop’s total assets were $15.4 billion and $15.8 billion at June 30, 2025 and March 31, 2025, respectively;
●	Loans[1], net of allowance for credit losses, were $7.6 billion and $7.5 billion at June 30, 2025 and March 31, 2025, respectively;
●	Non-accrual loans were $72.7 million, or 0.80% of total loans, at June 30, 2025, compared to $81.5 million, or 0.93% of total loans, at March 31, 2025;
●	Loans held for sale increased by 19.7% from March 31, 2025 to $979.9 million at June 30, 2025;
●	Total deposits were $10.4 billion and $10.8 billion at June 30, 2025 and March 31, 2025, respectively;
o	Total estimated uninsured deposits were $5.2 billion, or approximately 50% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $347.3 million and internal accounts of $420.7 million, were $4.5 billion, or approximately 43% of total deposits, at June 30, 2025.
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.11% and a Common Equity Tier 1 Capital Ratio of 20.74% at June 30, 2025;
●	Hilltop’s consolidated net interest margin[3] increased to 3.01% for the second quarter of 2025, compared to 2.84% in the first quarter of 2025;
●	For the second quarter of 2025, noninterest income was $192.6 million, compared to $193.3 million in the second quarter of 2024, a 0.3% decrease;
●	For the second quarter of 2025, noninterest expense was $261.2 million, compared to $256.5 million in the second quarter of 2024, a 1.8% increase; and
●	Hilltop’s effective tax rate was 23.4% during the second quarter of 2025, compared to 22.5% during the same period in 2024.
o	The effective tax rate for the second quarter of 2025 was higher than the applicable statutory rate primarily due to the impact of nondeductible compensation expense, other nondeductible expenses and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $329.4 million and $324.2 million at June 30, 2025 and March 31, 2025, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2025	2025	2024	2024	2024
Cash and due from banks	$982,488	$1,702,623	$2,298,977	$1,961,627	$798,300
Federal funds sold	650	650	650	3,650	5,650
Assets segregated for regulatory purposes	47,158	88,451	70,963	55,628	51,046
Securities purchased under agreements to resell	93,878	99,099	88,728	81,766	111,914
Securities:
Trading, at fair value	675,757	647,158	524,916	540,836	721,384
Available for sale, at fair value, net (1)	1,408,347	1,405,170	1,396,549	1,405,700	1,433,107
Held to maturity, at amortized cost, net (1)	771,641	762,369	737,899	754,824	777,456
Equity, at fair value	4,996	286	297	287	254
	2,860,741	2,814,983	2,659,661	2,701,647	2,932,201
Loans held for sale	979,875	818,328	858,665	933,724	1,264,437
Loans held for investment, net of unearned income	8,061,204	7,966,777	7,950,551	7,979,630	8,173,520
Allowance for credit losses	(97,961)	(106,197)	(101,116)	(110,918)	(115,082)
Loans held for investment, net	7,963,243	7,860,580	7,849,435	7,868,712	8,058,438

Broker-dealer and clearing organization receivables	1,469,628	1,450,077	1,452,366	1,220,784	1,297,175
Premises and equipment, net	139,179	143,957	148,245	157,803	161,746
Operating lease right-of-use assets	88,050	93,451	90,563	92,041	93,994
Mortgage servicing assets	7,887	6,903	5,723	45,742	52,902
Other assets	455,930	459,774	470,073	528,839	517,811
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	6,119	6,376	6,633	6,995	7,429
Total assets	$15,362,273	$15,812,699	$16,268,129	$15,926,405	$15,620,490

Deposits:
Noninterest-bearing	$2,790,958	$2,859,828	$2,768,707	$2,831,539	$2,845,441
Interest-bearing	7,600,599	7,972,138	8,296,615	7,959,908	7,528,415
Total deposits	10,391,557	10,831,966	11,065,322	10,791,447	10,373,856
Broker-dealer and clearing organization payables	1,461,683	1,446,886	1,331,902	1,110,373	1,285,226
Short-term borrowings	734,508	705,008	834,023	914,645	897,613
Securities sold, not yet purchased, at fair value	59,766	63,171	57,234	47,773	75,546
Notes payable	148,475	198,043	347,667	347,533	347,402
Operating lease liabilities	104,972	110,815	109,103	110,799	113,096
Other liabilities	234,467	227,988	304,566	397,976	365,140
Total liabilities	13,135,428	13,583,877	14,049,817	13,720,546	13,457,879

Common stock	630	642	650	650	650
Additional paid-in capital	1,022,474	1,037,138	1,052,219	1,050,497	1,047,523
Accumulated other comprehensive loss	(94,748)	(100,654)	(111,497)	(98,168)	(119,171)
Retained earnings	1,270,286	1,262,586	1,248,593	1,224,117	1,205,467
Deferred compensation employee stock trust, net	—	—	—	—	1
Employee stock trust	—	—	—	—	(1)
Total Hilltop stockholders' equity	2,198,642	2,199,712	2,189,965	2,177,096	2,134,469
Noncontrolling interests	28,203	29,110	28,347	28,763	28,142
Total stockholders' equity	2,226,845	2,228,822	2,218,312	2,205,859	2,162,611
Total liabilities & stockholders' equity	$15,362,273	$15,812,699	$16,268,129	$15,926,405	$15,620,490

(1)	At June 30, 2025, the amortized cost of the available for sale securities portfolio was $1,488,368, while the fair value of the held to maturity securities portfolio was $704,035.

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2025	2025	2024	2024	2024
Interest income:
Loans, including fees	$131,793	$124,692	$131,726	$139,821	$138,627
Securities borrowed	20,544	15,809	17,492	19,426	20,306
Securities:
Taxable	25,811	24,782	29,212	26,265	25,289
Tax-exempt	3,087	2,613	2,944	2,438	2,389
Other	15,946	24,903	27,216	23,092	20,532
Total interest income	197,181	192,799	208,590	211,042	207,143

Interest expense:
Deposits	57,056	60,051	67,411	70,641	68,095
Securities loaned	17,662	14,736	16,407	18,499	18,669
Short-term borrowings	7,694	8,103	10,992	10,878	10,676
Notes payable	3,106	3,653	3,910	3,555	3,604
Other	989	1,139	4,386	2,426	2,449
Total interest expense	86,507	87,682	103,106	105,999	103,493

Net interest income	110,674	105,117	105,484	105,043	103,650
Provision for (reversal of) credit losses	(7,340)	9,338	(5,852)	(1,270)	10,934
Net interest income after provision for (reversal of) credit losses	118,014	95,779	111,336	106,313	92,716

Noninterest income:
Net gains from sale of loans and other mortgage production income	51,945	45,281	43,553	47,816	58,455
Mortgage loan origination fees	28,738	22,451	30,111	32,119	34,398
Securities commissions and fees	33,041	33,728	35,338	30,434	29,510
Investment and securities advisory fees and commissions	43,730	36,628	37,514	42,220	32,992
Other	35,180	75,252	49,074	47,854	37,950
Total noninterest income	192,634	213,340	195,590	200,443	193,305

Noninterest expense:
Employees' compensation and benefits	176,410	176,240	173,334	177,987	169,998
Occupancy and equipment, net	21,064	19,782	25,707	22,317	21,297
Professional services	10,820	4,114	12,791	11,645	10,270
Other	52,882	51,337	50,925	52,363	54,899
Total noninterest expense	261,176	251,473	262,757	264,312	256,464

Income before income taxes	49,472	57,646	44,169	42,444	29,557
Income tax expense	11,583	13,114	6,285	9,539	6,658
Net income	37,889	44,532	37,884	32,905	22,899
Less: Net income attributable to noncontrolling interest	1,816	2,416	2,365	3,212	2,566
Income attributable to Hilltop	$36,073	$42,116	$35,519	$29,693	$20,333

Earnings per common share:
Basic	$0.57	$0.65	$0.55	$0.46	$0.31
Diluted	$0.57	$0.65	$0.55	$0.46	$0.31

Cash dividends declared per common share	$0.18	$0.18	$0.17	$0.17	$0.17

Weighted average shares outstanding:
Basic	63,637	64,613	64,935	64,928	65,085
Diluted	63,638	64,615	64,943	64,946	65,086

	Three Months Ended June 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,919	$13,151	$(2,302)	$(166)	$5,072	$110,674
Provision for (reversal of) credit losses	(7,343)	3	—	—	—	(7,340)
Noninterest income	11,892	96,502	90,248	(628)	(5,380)	192,634
Noninterest expense	59,226	103,253	84,736	14,285	(324)	261,176
Income (loss) before taxes	$54,928	$6,397	$3,210	$(15,079)	$16	$49,472

	Six Months Ended June 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$185,469	$24,719	$(3,699)	$(1,035)	$10,337	$215,791
Provision for (reversal of) credit losses	2,029	(31)	—	—	—	1,998
Noninterest income	22,702	193,439	158,023	42,751	(10,941)	405,974
Noninterest expense	111,156	202,576	159,396	40,176	(655)	512,649
Income (loss) before taxes	$94,986	$15,613	$(5,072)	$1,540	$51	$107,118

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2025	2025	2024	2024	2024

Hilltop Consolidated:
Return on average stockholders' equity	6.62%	7.82%	6.50%	5.51%	3.84%
Return on average assets	0.98%	1.13%	0.92%	0.84%	0.59%
Net interest margin (1)	3.01%	2.84%	2.72%	2.84%	2.90%
Net interest margin (taxable equivalent) (2):
As reported	3.04%	2.86%	2.74%	2.85%	2.92%
Impact of purchase accounting	2 bps	4 bps	3 bps	2 bps	6 bps
Book value per common share ($)	34.90	34.29	33.71	33.51	32.86
Shares outstanding, end of period (000's)	63,001	64,154	64,968	64,960	64,953
Dividend payout ratio (3)	31.75%	27.62%	31.08%	37.17%	54.42%

Banking Segment:
Net interest margin (1)	3.16%	2.97%	2.98%	3.05%	3.10%
Net interest margin (taxable equivalent) (2):
As reported	3.17%	2.97%	2.99%	3.06%	3.10%
Impact of purchase accounting	3 bps	3 bps	4 bps	3 bps	7 bps
Accretion of discount on loans ($000's)	586	1,045	1,076	737	1,945
Net recoveries (charge-offs) ($000's)	(896)	(4,257)	(3,950)	(2,894)	(83)
Return on average assets	1.35%	0.96%	1.24%	1.14%	0.81%
Fee income ratio	11.1%	10.7%	10.7%	10.3%	9.1%
Efficiency ratio	55.4%	51.2%	57.8%	55.2%	57.0%
Employees' compensation and benefits ($000's)	32,146	34,102	33,313	31,920	33,352

Broker-Dealer Segment:
Net revenue ($000's) (4)	109,653	108,505	126,367	124,258	104,271
Employees' compensation and benefits ($000's)	73,493	68,064	75,150	75,912	66,181
Variable compensation expense ($000's)	36,172	33,283	42,484	42,569	32,734
Compensation as a % of net revenue	67.0%	62.7%	59.5%	61.1%	63.5%
Pre-tax margin (5)	5.8%	8.5%	16.1%	13.7%	6.9%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,168,690	1,528,560	1,909,706	2,096,009	2,205,157
Refinancings	263,829	213,781	343,400	211,454	174,141
Total mortgage loan originations - volume	2,432,519	1,742,341	2,253,106	2,307,463	2,379,298
Mortgage loan sales - volume ($000's)	2,135,291	1,744,555	2,065,356	2,569,678	1,838,841
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	223	222	217	218	223
Broker fee income (6)	10	10	9	6	10
Impact of loans retained by banking segment	(5)	(8)	(5)	0	(5)
As reported	228	224	221	224	228
Mortgage servicing rights asset ($000's) (7)	7,887	6,903	5,723	45,742	52,902
Employees' compensation and benefits ($000's)	62,214	53,339	56,402	60,573	61,624
Variable compensation expense ($000's)	34,975	24,832	30,784	33,862	34,886

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.8 million, $0.6 million, $0.7 million, $0.6 million and $0.6 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.2 million, $0.2 million, $0.2 million and $0.1 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2025	2025	2024	2024	2024
Tier 1 capital (to average assets):
PlainsCapital	10.71%	10.22%	9.99%	10.34%	11.36%
Hilltop	13.11%	12.86%	12.57%	12.95%	12.87%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.08%	15.06%	15.35%	14.94%	15.58%
Hilltop	20.74%	21.17%	21.23%	20.48%	19.45%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.08%	15.06%	15.35%	14.94%	15.58%
Hilltop	20.74%	21.17%	21.23%	20.48%	19.45%
Total capital (to risk-weighted assets):
PlainsCapital	16.29%	16.31%	16.54%	16.13%	16.77%
Hilltop	23.38%	24.45%	24.40%	23.68%	22.57%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2025	2025	2024	2024	2024
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$4,107	$4,241	$7,166	$8,042	$6,894
Owner occupied	6,429	6,535	6,092	2,410	6,437
Commercial and industrial	40,990	51,987	59,025	66,929	80,755
Construction and land development	3,667	3,256	3,003	2,682	485
1-4 family residential	17,550	15,458	12,863	11,123	11,092
Consumer	—	—	—	—	1
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$72,743	$81,477	$88,149	$91,186	$105,664

Non-accrual loans as a % of total loans	0.80%	0.93%	1.00%	1.02%	1.12%

Other real estate owned ($000's)	9,144	7,682	2,848	2,744	2,973

Other repossessed assets ($000's)	—	—	98	413	464

Non-performing assets ($000's)	81,887	89,159	91,095	94,343	109,101

Non-performing assets as a % of total assets	0.53%	0.56%	0.56%	0.59%	0.70%

Loans past due 90 days or more and still accruing ($000's) (1)	28,378	24,145	22,090	140,763	122,451

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended June 30,
	2025			2024
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$923,726	$14,119	6.05%	$934,445	$13,494	5.78%
Loans held for investment, gross (2)	8,073,187	117,674	5.84%	7,892,879	125,133	6.36%
Investment securities - taxable	2,490,931	25,811	4.10%	2,612,049	25,284	3.87%
Investment securities - non-taxable (3)	360,557	3,891	4.27%	321,928	2,965	3.68%
Federal funds sold and securities purchased under agreements to resell	84,583	1,352	6.41%	105,520	1,944	7.39%
Interest-bearing deposits in other financial institutions	1,210,977	12,724	4.21%	1,057,783	13,572	5.15%
Securities borrowed	1,451,826	20,544	5.60%	1,358,425	20,306	5.91%
Other	127,638	1,871	5.88%	39,758	5,016	50.60%
Interest-earning assets, gross (3)	14,723,425	197,986	5.39%	14,322,787	207,714	5.82%
Allowance for credit losses	(105,816)			(104,551)
Interest-earning assets, net	14,617,609			14,218,236
Noninterest-earning assets	968,459			1,332,959
Total assets	$15,586,068			$15,551,195

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,868,600	$57,056	2.91%	$7,617,862	$68,095	3.59%
Securities loaned	1,440,958	17,662	4.92%	1,338,825	18,669	5.59%
Notes payable and other borrowings	955,618	11,789	4.95%	1,253,394	16,729	5.35%
Total interest-bearing liabilities	10,265,176	86,507	3.38%	10,210,081	103,493	4.07%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,775,448			2,814,179
Other liabilities	330,616			377,516
Total liabilities	13,371,240			13,401,776
Stockholders’ equity	2,187,108			2,122,144
Noncontrolling interest	27,720			27,275
Total liabilities and stockholders' equity	$15,586,068			$15,551,195

Net interest income (3)		$111,479			$104,221
Net interest spread (3)			2.01%			1.75%
Net interest margin (3)			3.04%			2.92%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.8 million and $0.6 million for the three months ended June 30, 2025 and 2024, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 25, 2025. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2025 financial results. Interested parties can access the conference call by dialing 800-549-8228 (Toll Free North America) or (+1) 289-819-1520 (International Toll) and then using the conference ID 82549. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2025, Hilltop employed approximately 3,700 people and operated 309 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.